Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS INCREASED 2012 THIRD QUARTER EARNINGS

Net Income Grows by 9 Percent over Second Quarter

WATERBURY, Conn., October 12, 2012 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $44.4 million, or $.48 per diluted share, for the quarter ended September 30, 2012 compared to $40.6 million, or $.44 per diluted share, for the quarter ended June 30, 2012 and $41.4 million, or $.45 per diluted share, for the quarter ended September 30, 2011.

Highlights for the quarter or at September 30 include:

Combined growth in commercial and commercial real estate loans of $229.3 million or 4.1 percent from June 30, and $649.2 million or 12.7 percent from a year ago.

Deposit growth of $439.5 million or 3.1 percent linked quarter and $827.5 million or 6.1 percent over prior year. Transaction account deposits now represent an all time high of 39.3 percent of total deposits.

Continued improvement in asset quality as evidenced by a 3.5 percent reduction in nonperforming assets and an 11.9 percent decline in commercial classified loans, both from June 30, and reductions of 30.2 percent and 38.3 percent from a year ago.

Continued achievement of positive operating leverage of 2.5 percent as core revenue grew by 1.8 percent and core expenses declined by 0.7 percent from the second quarter.

Return on assets, return on equity and return on tangible equity improved to 0.92 percent, 9.18 percent and 12.65 percent, respectively, compared to 0.86 percent, 8.62 percent and 11.99 percent, respectively, in the second quarter

Webster Chairman and Chief Executive Officer James C. Smith said, “Webster’s momentum continued to build in the third quarter. Loans and deposits grew, revenues increased while expenses declined, asset quality trends remain favorable and earnings regained pre-recession levels. Our investments in business banking, mortgage banking and other relationship development initiatives are positively influencing operating results.”

Net interest income

•	Net interest income was $144.9 million for the quarter compared to $144.4 million in the second quarter.

•

Net interest margin was 3.28 percent compared to 3.32 percent in the second quarter as the yield on interest-earning assets declined 12 basis points, primarily on securities, and the cost of funds declined 9 basis points.

•	Average interest-earning assets grew by 1.4 percent from the second quarter and totaled $18.1 billion compared to $17.8 billion in the second quarter.

•	Average loans grew by $187.6 million or 1.6 percent from the second quarter.

Webster President and Chief Operating Officer Jerry Plush noted, “A double-digit increase in commercial and commercial real estate loans over the past year and growth in lower-cost transaction deposits have contributed to improving operating results. We achieved positive operating leverage again and continued improvement in our efficiency ratio from 63.7 percent in the second quarter to 62.3 percent as a result of increased revenue and disciplined expense management.”

Provision for loan losses

•	The Company recorded a provision of $5.0 million in the quarter, the same as in the second quarter and in the year ago period.

•	Net charge-offs were $17.7 million in the quarter compared to $16.5 million for the second quarter and $28.9 million a year ago.

•	The allowance for loan losses represented 114 percent of nonperforming loans compared to 117 percent in the prior quarter.

Noninterest income

•

Total noninterest income increased $1.1 million compared to the second quarter. Included in noninterest income is $0.8 million of securities gains in the third quarter and $2.5 million in the second quarter.

•

The $2.9 million increase in core noninterest income compared to the second quarter reflects an increase of $2.9 million in mortgage banking activities attributable to favorable spreads on loans originated for sale. Deposit service fees increased by $1.0 million. Loan fees increased by $0.5 million.

•	Other income decreased $1.6 million primarily from $0.5 million of direct investment write-downs compared to $0.5 million of direct investment income in the second quarter.

Noninterest expense

•

Total noninterest expense decreased $3.3 million compared to the second quarter. Included in noninterest expense are net one time costs of $0.6 million in the third quarter and $3.2 million in the second quarter.

•

Total noninterest expense excluding one time costs decreased $0.6 million from the second quarter and increased $3.6 million from a year ago. The decrease compared to the second quarter is driven by a combined reduction of $2.6 million in technology, marketing, professional services and loan workout expenses offset by an increase of $2.5 million in compensation and benefits expense. The increase in compensation and benefits is primarily the result of compensation tied to stock valuation, including increases of $0.6 million in cash award plan expense and $0.5 million in deferred compensation. The cash award plan vests during the fourth quarter, which will eliminate expense volatility from this plan in future quarters. Gains on foreclosed and repossessed assets were $0.4 million in the third quarter and $0.7 million in the second quarter.

Income taxes

•

The Company recorded $19.5 million of income tax expense in the quarter on the $64.5 million of pre-tax income applicable to continuing operations in the period. The effective tax rate for the quarter was 30.2 percent, compared to 30.7 percent for the second quarter, and reflects a net tax benefit of $0.3 million that was specific to the period.

Investment securities

•

Total investment securities were $6.3 billion at September 30, 2012 and $6.2 billion at June 30, 2012. The carrying value of the available for sale portfolio included $68.9 million in net unrealized gains compared to net unrealized gains of $46.7 million at June 30, while the carrying value of the held to maturity portfolio does not reflect $179.2 million in net unrealized gains compared to net unrealized gains of $158.4 million at June 30.

Loans

•

Total loans were $11.7 billion at September 30, 2012 compared to $11.5 billion at June 30, 2012 and are reflective of continued growth in commercial and commercial real estate loans. In the quarter, commercial and commercial real estate loans increased by $152.8 million and $76.5 million, respectively. Residential mortgage and consumer loans decreased by $7.7 million and $34.0 million, respectively.

•

Loan originations for portfolio in the third quarter were $835.6 million compared to $973.0 million in the second quarter and $716.2 million a year ago. In addition to loan originations for portfolio, $207.7 million of residential loans were originated and sold with servicing retained in the quarter compared to $198.3 million in the second quarter and $69.5 million a year ago.

Asset quality

•

Total nonperforming loans declined to $162.6 million, or 1.39 percent of total loans, at September 30, 2012 compared to $169.2 million, or 1.47 percent, at June 30, 2012. Included in nonperforming loans were paying loans totaling $16.8 million at September 30 compared to $17.0 million at June 30. Also included in nonperforming loans are $4.6 million in consumer liquidating loans compared to $4.5 million at June 30.

•

Past due loans increased to $67.4 million at September 30 compared to $65.9 million at June 30 attributable to one commercial real estate loan that is no longer past due subsequent to the end of the third quarter. Past due loans represented 0.57 percent of total loans at both September 30 and June 30. Past due loans for the continuing portfolios were $62.5 million at September 30 compared to $61.5 million at June 30. Past due loans for the liquidating portfolio were $4.9 million at September 30 compared to $4.4 million at June 30.

•	Other real estate owned (OREO) totaled $4.9 million compared to $4.4 million at June 30.

Deposits and borrowings

•

Total deposits were $14.4 billion at September 30, 2012 compared to $14.0 billion at June 30, 2012. Increases of $175.2 million in demand, $20.1 million in interest-bearing checking and $406.6 million in money market deposits were offset by declines of $74.3 million in savings and $88.2 million in certificates of deposit. Core to total deposits and loans to deposits were 81.8 percent and 81.4 percent, respectively, compared to 80.6 percent and 82.6 percent at June 30.

•	Total borrowings were $3.1 billion at September 30 compared to $3.2 billion at June 30.

Capital

•

The tangible common equity and Tier 1 common equity to risk-weighted assets ratios were 7.39 percent and 11.09 percent, respectively, at September 30, 2012 compared to 7.22 percent and 10.97 percent, respectively, at June 30, 2012.

•	Book value and tangible book value per common share were $22.24 and $16.13, respectively, at September 30 compared to $21.65 and $15.53, respectively, at June 30.

•

Return on average shareholders’ equity and return on average tangible equity were 9.18 percent and 12.65 percent, respectively, at September 30 compared to 8.62 percent and 11.99 percent, respectively, at June 30.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $20 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 167 banking offices, 466 ATMs, 293 of which are owned by Webster and 173 of which are branded, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s third quarter earnings announcement will be held today, Friday, October 12, at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended
(In thousands, except per share data)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Income and performance ratios, (annualized):

Income attributable to Webster Financial Corp.	$44,993	$41,240	$38,938	$40,384	$42,231
Net income available to common shareholders	44,378	40,625	38,323	39,591	41,400
Net income per diluted common share	0.48	0.44	0.42	0.43	0.45
Return on average shareholders’ equity	9.18%	8.62%	8.30%	8.67%	9.14%
Return on average tangible equity	12.65	11.99	11.65	12.21	12.92
Return on average assets	0.92	0.86	0.82	0.88	0.94
Noninterest income as a percentage of total revenue	25.07	24.70	23.48	23.05	23.98
Efficiency ratio	62.25	63.75	65.63	65.83	62.22

Asset quality:

Allowance for loan losses	$186,089	$198,757	$210,288	$233,487	$257,352
Nonperforming assets	167,524	173,621	184,218	193,047	239,945
Allowance for loan losses / total loans	1.59%	1.72%	1.86%	2.08%	2.33%
Net charge-offs / average loans (annualized)	0.61	0.58	0.96	0.95	1.05
Nonperforming loans / total loans	1.39	1.47	1.58	1.68	2.00
Nonperforming assets / total loans plus OREO	1.43	1.50	1.63	1.72	2.17
Allowance for loan losses / nonperforming loans	114.44	117.44	117.96	124.14	116.43

Other ratios (annualized):

Tangible equity ratio	7.54%	7.38%	7.29%	7.18%	7.32%
Tangible common equity ratio	7.39	7.22	7.14	7.03	7.16
Tier 1 risk-based capital ratio (b)	11.89	12.82	12.86	13.05	13.04
Total risk-based capital (b)	13.15	14.08	14.12	14.61	14.60
Tier 1 common equity / risk-weighted assets (b)	11.09	10.97	10.96	11.08	11.01
Shareholders’ equity / total assets	10.05	9.94	9.90	9.86	10.08
Interest rate spread	3.26	3.29	3.33	3.36	3.45
Net interest margin	3.28	3.32	3.36	3.39	3.49

Share and equity related:

Common equity	$1,954,739	$1,902,609	$1,866,003	$1,816,835	$1,807,330
Book value per common share	22.24	21.65	21.24	20.74	20.65
Tangible book value per common share	16.13	15.53	15.10	14.57	14.47
Common stock closing price	23.70	21.66	22.67	20.39	15.30
Dividends declared per common share	0.10	0.10	0.05	0.05	0.05

Common shares outstanding	87,899	87,885	87,849	87,600	87,507
Basic shares (weighted average)	87,394	87,291	87,216	87,097	87,046
Diluted shares (weighted average)	91,884	91,543	91,782	90,929	91,205

Footnotes:

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(b)	The ratios presented are projected for September 30, 2012 and actual for the remaining periods presented.
(c)	Certain previously reported information has been corrected to reflect the deferment of certain commercial loan fees.

WEBSTER FINANCIAL CORPORATION

Consolidated Balance Sheets (unaudited)

(In thousands)	September 30, 2012	June 30, 2012	September 30, 2011

Assets:

Cash and due from banks	$164,556	$197,229	$168,776
Interest-bearing deposits	79,763	73,598	87,240

Investment securities:
Available for sale, at fair value	3,120,354	3,153,580	2,500,151
Held to maturity	3,142,160	3,076,226	3,106,013

Total securities	6,262,514	6,229,806	5,606,164

Loans held for sale	91,207	89,228	28,266

Loans:
Commercial	3,138,807	2,985,993	2,841,242
Commercial real estate	2,627,893	2,551,427	2,276,295
Residential mortgages	3,292,948	3,300,617	3,150,286
Consumer	2,668,004	2,701,960	2,782,263

Total loans	11,727,652	11,539,997	11,050,086
Allowance for loan losses	(186,089)	(198,757)	(257,352)

Loans, net	11,541,563	11,341,240	10,792,734

Prepaid FDIC premiums	21,673	27,062	42,424
Federal Home Loan Bank and Federal Reserve Bank stock	142,595	142,595	143,874
Premises and equipment, net	135,394	137,420	148,274
Goodwill and other intangible assets, net	541,399	542,783	546,974
Cash surrender value of life insurance policies	414,797	312,117	305,901
Deferred tax asset, net	74,098	79,011	98,588
Accrued interest receivable and other assets	260,103	257,660	254,796

Total Assets	$19,729,662	$19,429,749	$18,224,011

Liabilities and Equity:

Deposits:
Demand	$2,786,525	$2,611,297	$2,292,673
Interest-bearing checking	2,883,216	2,863,076	2,440,464
Money market	2,340,717	1,934,137	2,225,841
Savings	3,776,280	3,850,549	3,689,377
Certificates of deposit	2,507,647	2,595,816	2,818,527
Brokered certificates of deposit	119,052	119,052	119,052

Total deposits	14,413,437	13,973,927	13,585,934

Securities sold under agreements to repurchase and other short-term borrowings	1,310,015	1,203,378	1,220,905
Federal Home Loan Bank advances	1,452,660	1,529,102	760,964
Long-term debt	335,678	472,928	554,478
Accrued expenses and other liabilities	234,194	318,866	255,884

Total liabilities	17,745,984	17,498,201	16,378,165

Webster Financial Corporation shareholders’ equity	1,983,678	1,931,548	1,836,269
Noncontrolling interests	—	—	9,577

Total equity	1,983,678	1,931,548	1,845,846

Total Liabilities and Equity	$19,729,662	$19,429,749	$18,224,011

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended September		Nine Months Ended September
(In thousands, except per share data)	2012	2011	2012	2011

Interest income:
Interest and fees on loans and leases	$121,367	$121,322	$363,487	$365,660
Interest and dividends on securities	50,194	52,974	155,659	160,345
Loans held for sale	655	266	1,810	865

Total interest income	172,216	174,562	520,956	526,870

Interest expense:
Deposits	14,543	18,930	45,701	63,540
Borrowings	12,783	13,947	42,619	40,571

Total interest expense	27,326	32,877	88,320	104,111

Net interest income	144,890	141,685	432,636	422,759
Provision for loan losses	5,000	5,000	14,000	20,000

Net interest income after provision for loan losses	139,890	136,685	418,636	402,759

Noninterest income:
Deposit service fees	24,728	27,074	71,810	78,509
Loan related fees	4,039	5,308	12,473	15,341
Wealth and investment services	7,186	6,486	21,656	20,662
Mortgage banking activities	6,515	1,324	14,522	3,811
Increase in cash surrender value of life insurance policies	2,680	2,642	7,758	7,751
Net gain on investment securities	810	—	3,347	2,024
Other income	2,521	1,857	8,252	6,698

Total noninterest income	48,479	44,691	139,818	134,796

Noninterest expense:
Compensation and benefits	66,126	61,897	198,332	194,501
Occupancy	12,462	13,150	37,922	40,741
Technology and equipment expense	15,118	15,141	46,721	45,667
Marketing	4,529	4,144	13,723	13,916
Professional and outside services	2,790	3,125	8,869	8,368
Intangible assets amortization	1,384	1,397	4,178	4,191
Foreclosed and repossessed asset expenses	118	726	761	2,320
Foreclosed and repossessed asset gains	(409)	(722)	(1,743)	(243)
Loan workout expenses	1,693	2,012	5,718	5,591
Deposit insurance	5,675	4,472	17,107	16,171
Other expenses	13,805	14,392	42,238	43,032

	123,291	119,734	373,826	374,255
Debt prepayment penalties	391	—	4,040	—
Write-down for expedited asset disposition	—	—	—	5,073
Contract termination and severance	136	1,555	863	2,615
Branch and facility optimization	69	2,183	150	3,315
Costs for warrant registration	—	—	—	350
Provision (benefit) for litigation and settlements	—	(254)	—	232
Loan repurchase and unfunded commitment reserve benefit, net	—	—	—	(1,436)

Total noninterest expense	123,887	123,218	378,879	384,404

Income from continuing operations before income taxes	64,482	58,158	179,575	153,151
Income tax expense	19,489	15,927	54,404	44,152

Income from continuing operations	44,993	42,231	125,171	108,999
Income from discontinued operations, net of tax	—	—	—	1,995

Consolidated net income	44,993	42,231	125,171	110,994
Less: Net loss attributable to noncontrolling interests	—	—	—	(1)

Net income attributable to Webster Financial Corp.	44,993	42,231	125,171	110,995
Preferred stock dividends	(615)	(831)	(1,845)	(2,493)

Net income available to common shareholders	$44,378	$41,400	$123,326	$108,502

Diluted shares (weighted average)	91,884	91,205	91,754	91,954

Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.51	$0.48	$1.41	$1.22
Net income	0.51	0.48	1.41	1.24
Diluted
Income from continuing operations	0.48	0.45	1.34	1.15
Net income	0.48	0.45	1.34	1.17

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Consolidated Statements of Operations (unaudited)

	Three Months Ended
(In thousands, except per share data)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Interest income:
Interest and fees on loans and leases	$121,367	$121,379	$120,741	$121,223	$121,322
Interest and dividends on securities	50,194	52,597	52,868	51,260	52,974
Loans held for sale	655	657	498	370	266

Total interest income	172,216	174,633	174,107	172,853	174,562

Interest expense:
Deposits	14,543	15,102	16,056	17,268	18,930
Borrowings	12,783	15,153	14,683	14,576	13,947

Total interest expense	27,326	30,255	30,739	31,844	32,877

Net interest income	144,890	144,378	143,368	141,009	141,685
Provision for loan losses	5,000	5,000	4,000	2,500	5,000

Net interest income after provision for loan losses	139,890	139,378	139,368	138,509	136,685

Noninterest income:
Deposit service fees	24,728	23,719	23,363	24,286	27,074
Loan related fees	4,039	3,565	4,869	4,896	5,308
Wealth and investment services	7,186	7,249	7,221	5,759	6,486
Mortgage banking activities	6,515	3,624	4,383	1,094	1,324
Increase in cash surrender value of life insurance policies	2,680	2,561	2,517	2,609	2,642
Net gain on investment securities	810	2,537	—	—	—
Other income	2,521	4,098	1,633	3,602	1,857

Total noninterest income	48,479	47,353	43,986	42,246	44,691

Noninterest expense:
Compensation and benefits	66,126	63,587	68,619	68,146	61,897
Occupancy	12,462	12,578	12,882	13,125	13,150
Technology and equipment expense	15,118	16,021	15,582	15,054	15,141
Marketing	4,529	5,094	4,100	4,540	4,144
Professional and outside services	2,790	3,387	2,692	2,835	3,125
Intangible assets amortization	1,384	1,397	1,397	1,397	1,397
Foreclosed and repossessed asset expenses	118	176	467	730	726
Foreclosed and repossessed asset gains	(409)	(670)	(664)	(63)	(722)
Loan workout expenses	1,693	2,201	1,824	1,956	2,012
Deposit insurance	5,675	5,723	5,709	4,756	4,472
Other expenses	13,805	14,443	13,990	12,864	14,392

	123,291	123,937	126,598	125,340	119,734
Debt prepayment penalties	391	2,515	1,134	5,203	—
Write-down for expedited asset disposition	—	—	—	1,187	—
Contract termination and severance	136	727	—	2,485	1,555
Branch and facility optimization	69	—	81	1,689	2,183
Preferred stock redemption costs	—	—	—	423	—
Provision (benefit) for litigation and settlements	—	—	—	(9,755)	(254)

Total noninterest expense	123,887	127,179	127,813	126,572	123,218

Income from continuing operations before income taxes	64,482	59,552	55,541	54,183	58,158
Income tax expense	19,489	18,312	16,603	13,799	15,927

Income from continuing operations	44,993	41,240	38,938	40,384	42,231
Income from discontinued operations, net of tax	—	—	—	—	—

Consolidated net income	44,993	41,240	38,938	40,384	42,231
Less: Net loss attributable to noncontrolling interests	—	—	—	—	—

Net income attributable to Webster Financial Corp.	44,993	41,240	38,938	40,384	42,231
Preferred stock dividends	(615)	(615)	(615)	(793)	(831)

Net income available to common shareholders	$44,378	$40,625	$38,323	$39,591	$41,400

Diluted shares (weighted average)	91,884	91,543	91,782	90,929	91,205

Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.51	$0.46	$0.44	$0.45	$0.48
Net income	0.51	0.46	0.44	0.45	0.48
Diluted
Income from continuing operations	0.48	0.44	0.42	0.43	0.45
Net income	0.48	0.44	0.42	0.43	0.45

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Interest Rate Spreads and Margin (unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011

Interest rate spread
Yield on interest-earning assets	3.88%	4.00%	4.06%	4.13%	4.27%
Cost of interest-bearing liabilities	0.62	0.71	0.73	0.77	0.82

Interest rate spread	3.26%	3.29%	3.33%	3.36%	3.45%

Net interest margin	3.28%	3.32%	3.36%	3.39%	3.49%

Consolidated Average Balances, Yields, and Rates Paid (unaudited)

Three Months Ended September 30,	2012			2011 (c)
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$11,608,334	$121,367	4.14%	$11,023,674	$121,322	4.36%
Investment securities (a)	6,145,414	53,010	3.48	5,344,987	55,916	4.22
Loans held for sale	82,006	655	3.19	25,593	266	4.17
Federal Home Loan and Federal Reserve Bank stock	142,595	879	2.45	143,874	823	2.27
Interest-bearing deposits	91,502	45	0.19	89,273	33	0.14

Total interest-earning assets	18,069,851	175,956	3.88	16,627,401	178,360	4.27

Noninterest-earning assets	1,420,460			1,326,641

Total assets	$19,490,311			$17,954,042

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Demand	2,726,790	$—	—%	$2,358,392	$—	—%
Savings, interest checking, and money market	8,935,878	5,137	0.23	8,402,300	7,308	0.35
Certificates of deposit	2,677,939	9,406	1.40	2,997,188	11,622	1.54

Total deposits	14,340,607	14,543	0.40	13,757,880	18,930	0.55

Securities sold under agreements to repurchase and other short-term borrowings	1,171,787	5,594	1.87	1,112,177	4,384	1.54
Federal Home Loan Bank advances	1,433,037	3,942	1.08	465,475	3,551	2.99
Long-term debt	361,468	3,247	3.59	557,585	6,012	4.31

Total borrowings	2,966,292	12,783	1.70	2,135,237	13,947	2.58

Total interest-bearing liabilities	17,306,899	27,326	0.62	15,893,117	32,877	0.82

Noninterest-bearing liabilities	222,929			202,682

Total liabilities	17,529,828			16,095,799

Noncontrolling interests	—			9,577

Webster Financial Corp. shareholders’ equity	1,960,483			1,848,666

Total liabilities and equity	$19,490,311			$17,954,042

Tax-equivalent net interest income		148,630			145,483
Less: tax-equivalent adjustment		(3,740)			(3,798)

Net interest income		$144,890			$141,685

Interest rate spread			3.26%			3.45%

Net interest margin			3.28%			3.49%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Average Balances, Yields, and Rates Paid (unaudited)

Nine Months Ended September 30,	2012			2011 (c)
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$11,435,430	$363,487	4.21%	$11,024,732	$365,660	4.40%
Investment securities (a)	6,076,750	164,187	3.63	5,330,255	169,155	4.27
Loans held for sale	67,411	1,810	3.58	25,725	865	4.49
Federal Home Loan and Federal Reserve Bank stock	142,912	2,636	2.46	143,874	2,486	2.31
Interest-bearing deposits	78,852	107	0.18	121,020	190	0.21

Total interest-earning assets	17,801,355	532,227	3.98	16,645,606	538,356	4.31

Noninterest-earning assets	1,399,566			1,325,336

Total assets	$19,200,921			$17,970,942

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,572,851	$—	—%	$2,249,378	$—	—%
Savings, interest checking, and money market	8,747,401	16,216	0.25	8,572,577	27,445	0.43
Certificates of deposit	2,739,829	29,485	1.44	3,076,384	36,095	1.57

Total deposits	14,060,081	45,701	0.43	13,898,339	63,540	0.61

Securities sold under agreements to repurchase and other short-term borrowings	1,182,817	15,388	1.71	999,843	11,723	1.55
Federal Home Loan Bank advances	1,380,393	12,932	1.23	474,094	10,201	2.84
Long-term debt	447,082	14,299	4.26	569,256	18,647	4.37

Total borrowings	3,010,292	42,619	1.87	2,043,193	40,571	2.63

Total interest-bearing liabilities	17,070,373	88,320	0.69	15,941,532	104,111	0.87

Noninterest-bearing liabilities	213,196			195,830

Total liabilities	17,283,569			16,137,362

Noncontrolling interests	—			9,596

Webster Financial Corporation shareholders’ equity	1,917,352			1,823,984

Total liabilities and equity	$19,200,921			$17,970,942

Tax-equivalent net interest income		443,907			434,245
Less: tax-equivalent adjustment		(11,271)			(11,486)

Net interest income		$432,636			$422,759

Interest rate spread			3.29%			3.44%

Net interest margin			3.32%			3.48%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Loan Balances (unaudited)

(Dollars in thousands)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,201,732	$2,069,127	$1,972,205	$1,932,542	$1,812,685
Equipment financing	401,748	417,654	446,585	474,804	518,369
Asset based lending	535,327	499,212	470,187	453,251	510,188
Commercial real estate	2,597,835	2,518,392	2,389,206	2,345,241	2,225,250
Residential development	30,058	33,035	36,591	39,648	51,045
Residential mortgages	3,292,947	3,300,616	3,270,212	3,219,888	3,150,285
Consumer	2,537,039	2,565,654	2,585,685	2,612,476	2,627,385

Total continuing	11,596,686	11,403,690	11,170,671	11,077,850	10,895,207
Allowance for loan losses	(156,214)	(168,882)	(180,413)	(203,612)	(227,477)

Total continuing, net	11,440,472	11,234,808	10,990,258	10,874,238	10,667,730

Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	130,965	136,306	141,478	147,553	154,878

Total liquidating portfolio	130,966	136,307	141,479	147,554	154,879
Allowance for loan losses	(29,875)	(29,875)	(29,875)	(29,875)	(29,875)

Total liquidating, net	101,091	106,432	111,604	117,679	125,004

Total Loan Balances (actuals)	11,727,652	11,539,997	11,312,150	11,225,404	11,050,086
Allowance for loan losses	(186,089)	(198,757)	(210,288)	(233,487)	(257,352)

Loans, net	$11,541,563	$11,341,240	$11,101,862	$10,991,917	$10,792,734

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,137,882	$2,008,778	$1,970,656	$1,868,885	$1,798,644
Equipment financing	404,180	430,882	458,111	495,667	551,732
Asset based lending	520,100	480,574	474,264	492,982	497,426
Commercial real estate	2,528,394	2,453,430	2,336,576	2,254,970	2,185,662
Residential development	31,484	35,422	38,401	49,182	51,051
Residential mortgages	3,300,067	3,296,306	3,253,199	3,186,885	3,145,086
Consumer	2,552,660	2,576,521	2,598,758	2,622,378	2,635,911

Total continuing	11,474,767	11,281,913	11,129,965	10,970,949	10,865,512
Allowance for loan losses	(167,469)	(179,139)	(201,592)	(219,566)	(247,551)

Total continuing, net	11,307,298	11,102,774	10,928,373	10,751,383	10,617,961

Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	133,566	138,807	145,367	151,422	158,161

Total liquidating portfolio	133,567	138,808	145,368	151,423	158,162
Allowance for loan losses	(29,875)	(29,875)	(29,875)	(29,875)	(29,875)

Total liquidating, net	103,692	108,933	115,493	121,548	128,287

Total Loan Balances (average)	11,608,334	11,420,721	11,275,333	11,122,372	11,023,674
Allowance for loan losses	(197,344)	(209,014)	(231,467)	(249,441)	(277,426)

Loans, net	$11,410,990	$11,211,707	$11,043,866	$10,872,931	$10,746,248

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Nonperforming Assets (unaudited)

(Dollars in thousands)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$30,315	$29,271	$31,547	$27,884	$39,386
Equipment financing	3,052	5,862	4,868	7,154	8,439
Asset based lending	92	262	1,475	1,880	5,126
Commercial real estate	15,768	23,457	25,131	32,197	42,461
Residential development	5,431	5,982	6,140	6,762	16,611
Residential mortgages	79,736	77,336	79,110	82,052	79,285
Consumer	23,602	22,616	26,098	25,059	24,228

Nonperforming loans - continuing portfolio	157,996	164,786	174,369	182,988	215,536

Liquidating Portfolio:
Consumer	4,616	4,460	3,896	5,091	5,492

Nonperforming loans - liquidating portfolio	4,616	4,460	3,896	5,091	5,492

Total nonperforming loans	$162,612	$169,246	$178,265	$188,079	$221,028

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$917	$917	$2,051	$1,961	$12,961
Repossessed equipment	1,840	721	674	123	1,421
Residential	1,705	2,271	2,648	1,947	3,343
Consumer	450	466	580	805	1,021

Total continuing	4,912	4,375	5,953	4,836	18,746

Liquidating Portfolio:
NCLC	—	—	—	132	171

Total liquidating	—	—	—	132	171

Total other real estate owned and repossessed assets	$4,912	$4,375	$5,953	$4,968	$18,917

Total nonperforming assets	$167,524	$173,621	$184,218	$193,047	$239,945

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Past Due Loans (unaudited)

(Dollars in thousands)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Past due 30-89 days:

Accruing loans:

Continuing Portfolio:
Commercial non-mortgage	$4,424	$6,479	$6,938	$4,619	$7,428
Equipment financing	3,524	1,665	4,099	4,800	5,054
Asset based lending	—	—	—	—	—
Commercial real estate	7,136	3,152	1,101	1,766	2,969
Residential development	317	—	—	—	664
Residential mortgages	22,230	26,966	22,915	24,361	23,730
Consumer	24,664	22,163	19,592	20,847	18,867

Past Due 30-89 days - continuing portfolio	62,295	60,425	54,645	56,393	58,712

Liquidating Portfolio:
Consumer	4,909	4,377	5,263	4,538	4,653

Past Due 30-89 days - liquidating portfolio	4,909	4,377	5,263	4,538	4,653

Accruing loans past due 90 days or more	205	1,074	43	724	764

Total past due loans	$67,409	$65,876	$59,951	$61,655	$64,129

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Changes in the Allowance for Loan Losses (unaudited)

	For the Three Months Ended
(Dollars in thousands)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Beginning balance	$198,757	$210,288	$233,487	$257,352	$281,243
Provision	5,000	5,000	4,000	2,500	5,000

Charge-offs continuing portfolio:
Commercial non-mortgage	8,642	5,164	14,994	6,684	11,311
Equipment financing	187	165	634	55	551
Asset based lending	—	512	—	2,150	3,317
Commercial real estate	2,655	1,066	5,848	7,768	3,377
Residential development	—	—	—	453	—
Residential mortgages	3,234	3,948	3,115	2,548	2,591
Consumer	6,752	8,122	6,487	7,551	8,874

Charge-offs continuing portfolio	21,470	18,977	31,078	27,209	30,021

Charge-offs liquidating portfolio:
NCLC	28	4	—	7	61
Consumer	2,482	3,227	3,564	3,958	3,734

Charge-offs liquidating portfolio	2,510	3,231	3,564	3,965	3,795

Total charge-offs	23,980	22,208	34,642	31,174	33,816

Recoveries continuing portfolio:
Commercial non-mortgage	779	957	886	1,215	858
Equipment financing	3,111	1,115	2,348	1,161	2,240
Asset based lending	518	721	914	195	273
Commercial real estate	121	34	1,069	96	36
Residential development	181	12	31	5	—
Residential mortgages	318	126	118	135	357
Consumer	933	2,453	1,932	1,721	998

Recoveries continuing portfolio	5,961	5,418	7,298	4,528	4,762

Recoveries liquidating portfolio:
NCLC	35	10	23	177	17
Consumer	316	249	122	104	146

Recoveries liquidating portfolio	351	259	145	281	163

Total recoveries	6,312	5,677	7,443	4,809	4,925

Total net charge-offs	17,668	16,531	27,199	26,365	28,891

Ending balance	$186,089	$198,757	$210,288	$233,487	$257,352

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible equity measures the Company’s earnings contribution as a percentage of average shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	Three Months Ended
(Dollars in thousands)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity
Average shareholders’ equity	$1,960,483	$1,914,325	$1,876,774	$1,863,691	$1,848,666
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(12,188)	(13,576)	(14,973)	(16,368)	(17,771)
Average related deferred tax liabilities	4,364	4,862	5,362	5,729	6,220

Average tangible shareholders’ equity	$1,422,772	$1,375,724	$1,337,276	$1,323,165	$1,307,228

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders’ equity	$1,983,678	$1,931,548	$1,894,942	$1,845,774	$1,836,269
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(11,512)	(12,896)	(14,293)	(15,690)	(17,086)
Related deferred tax liabilities	4,123	4,618	5,119	5,492	5,980

Tangible shareholders’ equity	$1,446,402	$1,393,383	$1,355,881	$1,305,689	$1,295,276

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Common shareholders’ equity	$1,954,739	$1,902,609	$1,866,003	$1,816,835	$1,807,330
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(11,512)	(12,896)	(14,293)	(15,690)	(17,086)
Related deferred tax liabilities	4,123	4,618	5,119	5,492	5,980

Tangible common shareholders’ equity	$1,417,463	$1,364,444	$1,326,942	$1,276,750	$1,266,337

Reconciliation of period-end assets to period-end tangible assets
Assets	$19,729,662	$19,429,749	$19,134,142	$18,714,340	$18,224,011
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(11,512)	(12,896)	(14,293)	(15,690)	(17,086)
Related deferred tax liabilities	4,123	4,618	5,119	5,492	5,980

Tangible assets	$19,192,386	$18,891,584	$18,595,081	$18,174,255	$17,683,018

Book value per common share
Common shareholders’ equity	$1,954,739	$1,902,609	$1,866,003	$1,816,835	$1,807,330
Ending common shares issued and outstanding (in thousands)	87,899	87,885	87,849	87,600	87,507

Book value per share of common stock	$22.24	$21.65	$21.24	$20.74	$20.65

WEBSTER FINANCIAL CORPORATION

Reconciliations to GAAP Financial Measures (continued)

	Three Months Ended
(Dollars in thousands)	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011

Tangible book value per common share
Tangible common shareholders’ equity	$1,417,463	$1,364,444	$1,326,942	$1,276,750	$1,266,337
Ending common shares issued and outstanding (in thousands)	87,899	87,885	87,849	87,600	87,507

Tangible book value per common share	$16.13	$15.53	$15.10	$14.57	$14.47

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$123,887	$127,179	$127,813	$126,572	$123,218
Foreclosed property expense	(118)	(176)	(467)	(730)	(726)
Amortization of intangibles	(1,384)	(1,397)	(1,397)	(1,397)	(1,397)
Other expense	(187)	(2,572)	(551)	(1,169)	(2,762)

Noninterest expense used in the efficiency ratio	$122,198	$123,034	$125,398	$123,276	$118,333

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision	$144,890	$144,378	$143,368	$141,009	$141,685
Fully taxable-equivalent adjustment	3,740	3,813	3,718	4,011	3,798
Noninterest income	48,479	47,353	43,986	42,246	44,691
Less: Net gain on investment securities	(810)	(2,537)	—	—	—

Income used in the efficiency ratio	$196,299	$193,007	$191,072	$187,266	$190,174